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                                                                    Exhibit 23.3


                       CONSENT OF CHARLES WEBB & COMPANY
                  A DIVISION OF KEEFE, BRUYETTE & WOODS, INC.

Camden National Corporation
2 Elm Street
Camden, ME 04843-1903

Dear Sirs:

We hereby consent to: (i) the use of our opinion letter dated July 27, 1999, to the Board of Directors of KSB Bancorp (the "Company") included as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company and Camden National Corporation; and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                 /s/ Charles Webb & Company
                                     A Division of Keefe, Bruyette & Woods, Inc.